SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrants [X]
Filed by a Party other than the Registrants [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant toss.240.14a-12

                          JOURNAL COMMUNICATIONS, INC.
                         JOURNAL EMPLOYEES' STOCK TRUST
         (Name of Registrants as Specified in their respective Charters)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrants)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                          JOURNAL COMMUNICATIONS, INC.
                         JOURNAL EMPLOYEES' STOCK TRUST
                              333 West State Street
                           Milwaukee, Wisconsin 53203
                                 (414) 224-2374

             Notice of Joint Meeting of Stockholders and Unitholders

                                  June 5, 2001

The Annual Meeting of the Stockholders of Journal Communications, Inc. ("Journal Communications") and a Special Meeting of Unitholders of the Journal Employees' Stock Trust ("Stock Trust") will be jointly held on Tuesday, June 5, 2001, at 9:30 a.m. for the purposes of:

o Electing 28 directors of Journal Communications to serve until the 2002 Annual Meeting of Journal Communications; and

o Considering four proposals to amend the Journal Employees' Stock Trust Agreement, dated May 15, 1937 ("JESTA" or "Trust Agreement"):

     JESTA Proposal #1: to clarify the definition of "Retirement" under the Trust Agreement,

     JESTA Proposal #2: to specifically allow a sell-back period of up to five years for unitholders who cease to be employees of a Journal Communications company because of a downsizing, restructuring, reorganization, job elimination, divestiture, outsourcing or similar action,

     JESTA Proposal #3: to confirm that units of beneficial interest that Journal Communications purchases and resells continue to be restricted as to their transfer, and

     JESTA Proposal #4: to grant the trustees the discretion to exclude large and unusual income or expenses from the earnings component of the calculation of the price at which unitholders may buy or offer to sell units under the Trust Agreement, subject to certain limitations.

Regardless of the number of shares and/or units you own, it is important that you be represented at the meeting. If you do not sign your proxy, we cannot count your vote. Therefore, please sign and date the enclosed proxy and return it in the envelope provided. Failure to sign or return a proxy has the same effect as a vote against the amendments to the Trust Agreement.

Journal Communications stockholders of record as of Friday, April 20, 2001, of which there are three, including the Stock Trust, are entitled to vote in the election of Journal

Communications directors at the meeting and those stockholders other than the Stock Trust are entitled to approve the proposals to amend JESTA.

Unitholders of record as of Friday, April 20, 2001, who are active employees of Journal Communications, Inc. or its subsidiaries (including employees on a duly granted leave of absence) will be entitled to attend and vote at the meeting for directors and upon the proposals to amend JESTA. Unitholders are entitled to vote for directors of Journal Communications because the trustees of the Stock Trust have granted the unitholders a proxy to vote the shares of Journal Communications common stock for which the Stock Trust is the holder of record as of April 20, 2001.

You can revoke your proxy at any time before it is voted by giving written notice to Paul E. Kritzer, Secretary of Journal Communications, by filing another proxy, or by voting in person at the joint meeting. Attendance at the meeting, by itself, does not revoke your proxy.

By Order of the Directors,                       By Order of the Stock Trustees,


/s/ Steven J. Smith                              /s/ Steven J. Smith

Steven J. Smith                                  Steven J. Smith
Chairman of the Board                            Trustee

Date:    May 4, 2001

                          JOURNAL COMMUNICATIONS, INC.
                         JOURNAL EMPLOYEES' STOCK TRUST
                              333 West State Street
                           Milwaukee, Wisconsin 53203
                                 (414) 224-2374


                              JOINT PROXY STATEMENT
                                       FOR
                  JOINT MEETING OF STOCKHOLDERS AND UNITHOLDERS

                              OWNERSHIP AND VOTING

Solicitation of Proxies


     The enclosed proxy is a proxy that the directors of Journal Communications, Inc. and the trustees of the Journal Employees' Stock Trust are jointly soliciting for use at the Annual Meeting of the Stockholders of Journal Communications and a Special Meeting of Unitholders of the Stock Trust to be held jointly at 9:30 a.m. on Tuesday, June 5, 2001, in the Board of Directors Room on the sixth floor of Journal Communications, Inc., 333 West State Street, Milwaukee, Wisconsin 53203. In addition to using the mails, the directors and officers of Journal Communications and stock trustees of the Stock Trust may solicit proxies personally, by telephone, by e-mail, by facsimile or by other written communication. Regular employees of Journal Communications and its subsidiaries may also make solicitations. Journal Communications will bear all costs relating to the solicitation of proxies. If you execute a proxy, you may revoke it by delivering written notice to Paul E. Kritzer, Secretary of Journal Communications, before the joint meeting, delivering another proxy before the joint meeting, or voting in person at the joint meeting. If you do not revoke it, the appointed proxies will vote at the meeting in accordance with the instructions you have provided. The directors and stock trustees are sending this proxy statement and proxy on or about May 7, 2001.


Journal Communications Shares

Outstanding Voting Securities of Journal Communications


     Journal Communications has only one class of stock authorized and outstanding. Stockholders of record at the close of business on April 20, 2001, are entitled to notice of the meeting and to vote the shares of stock held on that date (the "record date"). Each share is entitled to one vote. Directors will be elected by a plurality of votes cast at the meeting (assuming a quorum is present). For this purpose, "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election. Consequently, any shares or units of beneficial interest not voted at the meeting, whether due to abstention or otherwise, will have no impact on the election of directors.

     On the record date, 28,800,000 shares of Journal Communications common stock were outstanding. Two stockholders other than the stock trustees of the Stock Trust held 2,800,000 of such shares. The stock trustees of the Stock Trust held the remainder of such shares, or 25,920,000 shares, which shares were, in turn, represented by a like number of units of beneficial interest that the Stock Trust issued. See "Beneficial Ownership Under the Stock Trust," below, for a further description of the Stock Trust and the voting rights of its unitholders. On the record date, Journal Communications held 561,256 units in treasury, which will not be voted at the meeting. Therefore, 28,238,744 shares of Journal Communications common stock were outstanding and eligible to vote in the election of Journal Communications directors as of the record date.


Principal Stockholders of Journal Communications


     Listed in the following table are the beneficial owners as of the record date, of more than five percent (5%) of the issued Journal Communications stock:


-------------------------------  ------  ----------  ------------  ----------
                                         Ownership                 Percentage
            Name/Address         Class      Type     Amount Owned   of Class
-------------------------------  ------  ----------  ------------  ----------

Journal Employees' Stock Trust,  Common  Beneficial   25,920,000       90%
333 W. State Street,                     and Record
Milwaukee, WI 53203
-------------------------------  ------  ----------  ------------  ----------
Matex Inc., c/o Meissner,        Common  Beneficial    2,640,000      9.2%
Tierney, Fisher & Nichols,               and Record
111 E. Kilbourn Avenue,
Milwaukee, WI 53202
-------------------------------  ------  ----------  ------------  ----------

Ownership of Journal Communications by Directors and Officers as a Group


     Voting securities that directors and director-nominees of Journal Communications beneficially own are disclosed under "Proposals-Election of Directors," below. The 28 director-nominees and the officers of Journal Communications as a group (but excluding David G. Meissner, James L. Forbes, Roger D. Peirce and Ulice Payne, Jr.) were the beneficial owners of 1,247,458 units as of the record date, representing the right to vote 4.4% of the number of outstanding shares of Journal Communications stock eligible to vote in the election of directors and 6.9% of the number of outstanding units entitled to vote on the proposals to amend the Trust Agreement as of the record date. Mr. Meissner owns no units but is an officer and director of Matex Inc., which owns 2,640,000 shares of Journal Communications stock. Mr. Meissner's wife and two adult children are also officers and directors of Matex Inc. and together they own or have a beneficial interest in 33% of the outstanding common stock of Matex Inc. Mrs. Meissner also has a 33% beneficial interest in a trust that holds 240,000 shares of Journal Communications stock. Other members of Mrs. Meissner's family (the Grant-Abert family) own or have a beneficial interest in the remaining 67% of Matex Inc. shares and the trust that holds the 240,000 shares of Journal Communications stock. Because Messrs. Forbes, Peirce and Payne are not employees of

Journal Communications, the Trust Agreement that sets forth the terms of the Stock Trust prevents them from owning units.

Beneficial Ownership Under the Stock Trust


     On the record date the Stock Trust, of which Steven J. Smith, Douglas G. Kiel, Paul M. Bonaiuto, Keith K. Spore and James J. Ditter are the trustees, owned of record 25,920,000 shares or 90% of the outstanding Journal Communications stock. The Stock Trust issues units, each unit representing a beneficial interest in one share of Journal Communications stock. On the record date, the 25,920,000 units of beneficial interest issued by the Stock Trust were owned as follows:

     o    active employee unitholders, 18,108,498;

     o    retirees, separated employees and employee trusts, 7,250,246; and

     o    Journal Communications, Inc., 561,256.

Units that retirees, other former employees of Journal Communications and employees' charitable, educational or religious trusts hold are voted by the stock trustees with respect to the election of directors. Units held in the treasury are not voted in an election for directors. Therefore, 28,238,744 units were outstanding and eligible to vote as of the record date on the election of members for the board of directors.


     The stock trustees are required by JESTA to deliver to each active employee-unitholder a proxy, with the right of substitution, for the number of shares of Journal Communications stock represented by his/her units. The stock trustees' proxy is included with this joint proxy statement as Exhibit A. In accordance with the Trust Agreement, the proxy is subject to certain limitations that are set forth on Exhibit A.


     Whenever a unitholder ceases to be an employee of Journal Communications or one of its subsidiaries for any reason except retirement, downsizing, restructuring, reorganization, job elimination, divestiture, outsourcing or similar action (in which case special rules apply, see "Proposals-Proposed Amendments to Trust Agreement," below), the unitholder must offer his/her units for resale to certain other persons. Employees who retire or are separated from Journal Communications or its subsidiaries due to downsizing, restructuring, reorganization, job elimination, divestiture, outsourcing or similar action may be entitled to retain a decreasing percentage of their units for a limited number of years. Employee trusts may also be eligible to hold units. In elections of Journal Communications' directors, the stock trustees vote all units that retirees, separated employees and employee trusts hold. However, the units of retirees, separated employees, and employee trusts are not voted in any vote to amend the Trust Agreement. On the record date, retirees, separated employees and employee trusts held 7,250,246 units representing a beneficial interest in 25.7% of the issued and outstanding Journal Communications stock.

Stock Trust Units of Beneficial Interest

Outstanding Voting Securities of the Stock Trust

     The Stock Trust has one class of securities authorized and outstanding - units of beneficial interest. Unitholders of record as of Friday, April 20, 2001, who are active employees of Journal Communications or any of its subsidiaries (including employees on a duly granted leave of absence) are entitled to notice of the joint meeting, to attend the joint meeting and to vote the units that they held on that date (each unit is entitled to one vote).


     The stock trustees are proposing four amendments to the Trust Agreement that sets forth the terms of the Stock Trust. Each proposed amendment will be adopted if it receives the affirmative vote of at least two-thirds of the units owned by active employees and approval from stockholder-eligibles (as defined in the Trust Agreement) who own at least 80% of the shares of Journal Communications stock owned by stockholder-eligibles. The stock trustees have approved the four proposals to amend the Trust Agreement.


     Any units eligible to vote at the joint meeting and not voted on the relevant amendment at the joint meeting, whether due to abstention or otherwise, will have the effect of a vote against the proposed amendment. Each amendment will be effective if it receives the requisite approval of the unitholders, regardless of whether the unitholders approve any or all of the other amendments.


     As of the record date, 25,920,000 units were outstanding, of which active unitholders held 18,108,498 units. Therefore, 18,108,498 units were outstanding and eligible to vote as of that date on the four proposals to amend the Trust Agreement. Units that Journal Communications, retirees, other former employees of Journal Communications and employees' charitable, educational or religious trusts hold are not eligible to vote at the special meeting on the four proposals to amend the Trust Agreement.


Ownership Information of Stock Trustees


     All of the stock trustees are directors and officers of Journal Communications and receive no additional compensation for serving as stock trustees or directors. Individual stock trustees have no beneficial interest in the shares of Journal Communications stock that the Stock Trust owns other than through the units they own individually. The following chart states the number of units that stock trustees held as of the close of business on the record date, and the percentage of the outstanding units eligible to vote at the joint meeting that those units represent:

                                           Percentage of        Percentage of
                          Units Owned    Shares Eligible to   Units Eligible to
     Trustee              Beneficially   Vote for Directors   Vote on Amendments
-----------------------   ------------   ------------------   ------------------


Steven J. Smith              182,060               *                   *
Douglas G. Kiel               91,998               *                   *
Paul M. Bonaiuto              61,756               *                   *
Keith K. Spore                65,914               *                   *
James J. Ditter               33,200               *                   *
All Trustees as a Group      434,928             1.5%                2.4%


* Less than 1%.


                                    PROPOSALS


Election of Journal Communications Directors

     Journal Communications' by-laws provide that the number of directors will be no less than three and no more than 29 and that all directors will be elected annually. Twenty-eight directors have been nominated to serve as directors of Journal Communications until the next annual meeting of stockholders. Although management expects that each of the nominees will be available for election, if any of them is not a candidate at the time the election occurs, then the proxies will be voted for the other named nominees and may be voted for substitute nominees. Pursuant to Journal Communications' by-laws, written notice of other qualifying nominations for election to the board of directors must have been received by the secretary by February 1, 2001. As the secretary has not received any such notice, no other nominations for election to the board of directors of Journal Communications may be made at the meeting.


     In elections of Journal Communications' directors, the stock trustees vote all units that retirees, separated employees and employee trusts hold. On the record date, retirees, separated employees and employee trusts held 7,250,246 units representing a beneficial interest in 25.7% of the issued and outstanding Journal Communications stock. The stock trustees intend to vote those units for the election of the 28 nominees listed below. In addition, if you sign, date and return your proxy but do not mark a vote with respect to the election of directors, the stock trustees will vote your units for the election of the 28 nominees listed below.


     The nominees for director of Journal Communications are listed in the following table:

------------------  ---------------------------  ---  --------------  ----------
                                                      Date Elected      Units
        Nominee      Principal Occupation (1)    Age    Director      Owned (2)
------------------  ---------------------------  ---  --------------  ----------
Todd K. Adams       Vice President; Senior Vice   42  June 4, 1996     50,490
                    President & CFO, Journal
                    Sentinel Inc.
------------------  ---------------------------  ---  --------------  ----------
David A. Anderson   Pressperson, Journal          50  June 6, 2000     20,492
                    Sentinel, Inc.
------------------  ---------------------------  ---  --------------  ----------
Paul M. Bonaiuto    Executive Vice President &    50  June 8, 1993     61,756
                    Chief Financial Officer
------------------  ---------------------------  ---  --------------  ----------
Bernadette L.       Senior Acccount Manager,      42  --                1,933
 Carpenter          IPC Communication Services
------------------  ---------------------------  ---  --------------  ----------
James J. Ditter     Vice President; President,    39  September 6,     33,200
                    Norlight Telecommunications,      1995
                    Inc.
------------------  ---------------------------  ---  --------------  ----------
Robert M. Dye       Vice President                53  March 6, 1990   112,300
------------------  ---------------------------  ---  --------------  ----------
James L. Forbes     Chairman, President & CEO,    68  September 4,          0
                    Badger Meter, Inc.,               1996
                    Milwaukee, WI
------------------  ---------------------------  ---  --------------  ----------
Carl D. Gardner     Vice President; President-    44  June 2, 1999     53,500
                    Radio, Journal Broadcast
                    Group, Inc.
------------------  ---------------------------  ---  --------------  ----------
Richard J. Gasper   Vice President; President,    57  June 4, 1996     39,664
                    NorthStar Print Group, Inc.
------------------  ---------------------------  ---  --------------  ----------
Cynthia L. Gault    Account Executive, WTMJ-TV    46  --                7,100
------------------  ---------------------------  ---  --------------  ----------
Douglas T. Golner   Creative Projects             36  --                2,920
                    Coordinator, Circulation
                    Department Journal Sentinel
                    Inc.
------------------  ---------------------------  ---  --------------  ----------
Troy A. Hartfiel    Computer Network (Corporate   28  --                  866
                    WAN) Engineer, Add, Inc.
------------------  ---------------------------  ---  --------------  ----------
Stephen O. Huhta    Vice President; President,    45  June 8, 1993     82,105
                    Add, Inc.
------------------  ---------------------------  ---  --------------  ----------
Margaret M. Jones   Newspaper Reporter, Journal   38  --                7,236
                    Sentinel Inc.
------------------  ---------------------------  ---  --------------  ----------
Mark J. Keefe       Vice President; President,    41  June 4, 1996     35,130
                    PrimeNet Marketing Services,
                    Inc.
------------------  ---------------------------  ---  --------------  ----------
Douglas G. Kiel     President                     52  June 4, 1991     91,998
------------------  ---------------------------  ---  --------------  ----------
Kenneth L.          Vice President; President,    35  December 7,      22,715
 Kozminski          IPC Communication Services            1999
                    Inc.
------------------  ---------------------------  ---  --------------  ----------
Paul E. Kritzer     Vice President & Secretary    58  June 5, 1990    101,590
------------------  ---------------------------  ---  --------------  ----------
Susan M. Krotts     Advertising Account           36  --                 6,055
                    Specialist, Journal
                    Sentinel Inc.
------------------  ---------------------------  ---  --------------  ----------

------------------  ---------------------------  ---  --------------  ----------
Ronald G. Kurtis    Vice President; Senior Vice   54  June 8, 1993    138,500
                    President & CFO, Journal
                    Broadcast Group, Inc.
------------------  ---------------------------  ---  --------------  ----------
Sandra J. Lloyd     Supervisor, Laser             37  --                   74
                    Department, PrimeNet
                    Marketing Services
------------------  ---------------------------  ---  --------------  ----------
David G. Meissner   President, The Public         63  June 7, 1988           (2)
                    Policy Forum
------------------  ---------------------------  ---  --------------  ----------
Ulice Payne, Jr.    Attorney, Foley & Lardner,    45  --                    0
                    Milwaukee
------------------  ---------------------------  ---  --------------  ----------
Roger D. Peirce     Consultant and Corporate      63  September 4,          0
                    Director                          1996
------------------  ---------------------------  ---  --------------  ----------
James P. Prather    Vice President; President-    43  June 2, 1999     25,780(3)
                    Television, Journal
                    Broadcast Group, Inc.
------------------  ---------------------------  ---  --------------  ----------
Steven J. Smith     Chairman of the Board &       51  June 2, 1987    182,060
                    Chief Executive Officer
------------------  ---------------------------  ---  --------------  ----------
Keith K. Spore      Senior Vice President;        58  September 6,     65,914(4)
                    President & Publisher,            1995
                    Journal Sentinel Inc.
------------------  ---------------------------  ---  --------------  ----------
Karen O. Trickle    Vice President and            44  June 2, 1999      17,362
                    Treasurer
------------------  ---------------------------  ---  --------------  ----------

(1) All nominees except Mr. Meissner, Mr. Forbes, Mr. Hartfiel, Ms. Gault, Ms. Lloyd, Mr. Peirce, Mr. Payne and Ms. Trickle have been employed by Journal Communications for over five years at the time of the Annual Meeting. Messrs. Meissner, Forbes, Peirce and Payne are not employed by Journal Communications. In the past five years, the director-nominees have been involved in the following professional activities:


     o Todd K. Adams: Vice President since June 1996, and Senior Vice President and Chief Financial Officer of Journal Sentinel Inc. since June 1993.


     o David A. Anderson: A Pressperson for Journal Sentinel Inc., he has been employed by the Company since July 1968. A Unitholders Council representative.


     o Paul M. Bonaiuto: Executive Vice President since June 1997 and Chief Financial Officer since January 1996. Senior Vice President between March 1996 and June 1997.


     o Bernadette L. Carpenter: A Senior Account Manager for IPC Communication Services in St. Joseph, MI, she has been with IPC since October 1980 and with the Company since IPC was purchased in October 1992. A Unitholders Council representative.

     o James J. Ditter: Vice President since September 1995. President of Norlight Telecommunications, Inc. since September 1995.

     o    Robert M. Dye: Vice President since March 1990.

     o James L. Forbes: Chairman, President & Chief Executive Officer of Badger Meter, Inc. ("Badger Meter"), Milwaukee, a marketer and manufacturer of flow measurement and control products since February 2001. Mr. Forbes was Chairman and Chief Executive Officer of Badger Meter from April 1999 to February 2001. Prior to April 1999, he was President and Chief Executive Officer of Badger Meter for over five years. He is a director of Badger Meter, Universal Foods Corporation (d/b/a Sensient Technologies Corporation), Blue Cross and Blue Shield United of Wisconsin, and United Wisconsin Services, Inc.

     o Carl D. Gardner: Vice President since March 1999. President of Radio for Journal Broadcast Group, Inc. since December 1998. Prior to that he was Executive Vice President (Radio) between 1995 and 1998.

     o Richard J. Gasper: Vice President since June 1996. President of NorthStar Print Group, Inc. since January 1996.


     o Cynthia L. Gault: Account Executive for WTMJ-TV since November 1998. Previously, she had been a Broadcast Account Executive, Marketing Director and Media Consultant before taking a seven-year family leave. A Unitholders Council representative.

     o Douglas T. Golner: Circulation Marketing Creative Projects Coordinator for Journal Sentinel Inc. since December 1998. He joined the Company in 1988 as a part-time employee and in 1992 was promoted to a full-time position as Circulation Special Projects Coordinator. A Unitholders Council representative.

     o Troy A. Hartfiel: A Computer Network Engineer with Add, Inc. in Waupaca since he joined the Company in September 1998. Previously, he had been a Network Administrator with the City of Appleton between January 1996 and September 1998. A Unitholders Council representative.


     o Stephen O. Huhta: Vice President since June 1993. President of Add, Inc. since August 1996. Senior Vice President of Operations of Add, Inc. between June 1992 and August 1996.


     o Margaret M. Jones: A Newspaper Reporter for the Milwaukee Journal Sentinel, she has been with the Company since February 1993. A Unitholders Council representative.

     o Mark J. Keefe: Vice President since March 1996. President of PrimeNet Marketing Services, Inc. since October 1995.

     o Douglas G. Kiel: President since December 1998. Executive Vice President between June 1997 and December 1998. President of Journal Broadcast Group, Inc. between June 1992 and December 1998.

     o Kenneth L. Kozminski: Vice President since December 1999. President of IPC Communication Services, Inc. since July 1999. Also with IPC Communication Services, Inc., he has served as Vice President and General Manager of the Eastern Region between July 1998 and July 1999, as Vice President of Operations between May 1998 and July 1998, as General Manager of IPC Communication Services Europe, a French subsidiary, between February 1997 and May 1998, and Director of Print Operations between February 1995 and February 1997.

     o Paul E. Kritzer: Vice President since June 1990, and Secretary since September 1992.


     o Susan M. Krotts: Food Advertising Account Specialist for Journal Sentinel Inc., she joined the Company in February 1994. A Unitholders Council representative.


     o Ronald G. Kurtis: Vice President since June 1993. Senior Vice President and Chief Financial Officer of Journal Broadcast Group, Inc. since June 1994.


     o Sandra J. Lloyd: Supervisor of the Laser Department and the Part-Time Pool for PrimeNet Marketing Services in Clearwater, Florida since September and November 2000, respectively. She joined PrimeNet in June 1998 as a Shipping Clerk and was promoted to Expeditor in June 1999. Previously, she was Retail Store Manager for a Bealls Outlet in Tarpon Springs, FL, for two years. A Unitholders Council Representative.


     o David G. Meissner: President (January 2000 to present) and Executive Director (March 1995 to December 1999) of the Public Policy Forum, Inc., Milwaukee, an independent, non-profit organization dedicated to providing timely, objective information on community issues for government, businesses and citizens.

     o Ulice Payne, Jr.: Attorney and Partner, Foley & Lardner, Milwaukee, since February 1998, specializing in corporate/securities and international law. Previously, he was an attorney and partner with Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c., Milwaukee, for nine years. He is also a director of Badger Meter, Midwest Express Holdings, Inc. and State Financial Services Corporation. Journal Communications retained Foley & Lardner to provide legal services in 2000 and will similarly do so in 2001.

     o Roger D. Peirce: Corporate consultant since his retirement as the Vice Chairman and Chief Executive Officer of Super Steel Products Corp., Milwaukee in January 1994. Between March 1995 and May 1996 he was President and Chief Executive Officer of Valuation Research Corporation, Milwaukee. He is a director of Brady Corporation.

     o James P. Prather: Vice President since March 1999. President of Television for Journal Broadcast Group, Inc. since December 1998. Prior to that he was employed by Journal Broadcast Group, Inc. as Executive Vice President (Television) between December 1997 and December 1998, and General Manager of WTMJ-TV between 1995 and December 1998.

     o Steven J. Smith: Chairman of the Board since December 1998, and Chief Executive Officer since March 1998. President between September 1992 and December 1998. Also a member of the Board of Directors of Badger Meter, Inc. since February 2000.

     o Keith K. Spore: Senior Vice President since September 1995. President of Journal Sentinel Inc. since July 1995, and Publisher of the Milwaukee Journal Sentinel since June 1996.

     o Karen O. Trickle: Vice President since March 1999 and Treasurer since December 1996. Prior to joining Journal Communications in September 1996, she was Assistant Treasurer (International) for Harnischfeger Industries, Inc., Brookfield, Wisconsin, a manufacturer and distributor of surface and underground mining equipment and pulp and papermaking machinery.


(2) No director or officer beneficially owns one percent or greater of the outstanding Journal Communications stock, except as noted above in "Journal Communications Shares - Ownership of Journal Communications by Directors and Officers as a Group."

(3) All units are held by the James P. and Marcia E. Prather Revocable Trust. These units will be voted by the trustees for the election of directors and not voted for the proposed amendments to the Trust Agreement.

(4)  In addition, a purchase of 8,000 units was pending on the record date.


Proposed Amendments to Trust Agreement

     The Stock Trust was founded in 1937 and is the oldest employee-ownership program in the country. It is special in the sense that it at once does several things, including the following:

     o it allows employees to indirectly own a part of their company through the Stock Trust and share in its growth and success as reflected in the value of units;

     o it gives employees who hold units an incentive to do outstanding work, because doing so can help increase the value of units they hold;

     o it gives active employees a voice in the management of their company through the right to vote units in elections of directors;


     o it gives active employees a voice in significant actions involving their company through the right to vote units on amendments to the Trust Agreement and on other matters;


     o it encourages employee longevity by giving extended unit sell-back rights under the Trust Agreement to those unitholders who remain with Journal Communications until retirement;

     o it promotes stability and continuity in the management of Journal Communications, because employees - not anonymous outside investors whose interests and investment timeframes may be contrary to those of employee-owners - control that management;

     o it gives employees an ownership opportunity that is unlike most other common stock investments, by allowing the company to focus on longer term horizons rather than short term investment results, and

     o it gives employees an ownership opportunity that is unlike most other common stock investments because the option price for units is solely dependent on a formula based upon Journal Communications book value and earnings and not the whims of the open market.

     The Stock Trust has served Journal Communications and several generations of employees very well over the years. Accordingly, the stock trustees have been very cautious in proposing amendments to the Trust Agreement because of the concern over unintended consequences. However, with the intent to both (i) update, strengthen and improve the Trust Agreement and (ii) respond to the efforts of some former employees to rewrite the language and intent of the Trust Agreement through litigation, the stock trustees have proposed certain limited amendments to the Trust Agreement discussed more fully below.

JESTA Proposal #1 - "Retirement" Definition Amendment


     The provisions of the Trust Agreement are intended to ensure that active, current employees of Journal Communications and its subsidiaries have a continuing ability to acquire units by requiring former employees to offer their units for sale upon termination of their employment. Specifically, the Trust Agreement provides that termination of employment generally is an event that gives Journal Communications and certain other persons the immediate right to purchase the terminated employee's units. This joint proxy statement refers to this type of right to purchase as a "Standard Option." While it is not obligated to do so, it has been Journal Communications' practice to promptly exercise its option and purchase available units promptly following a termination.

     The Trust Agreement allows employees of Journal Communications and its subsidiaries who have retired after earning a pension benefit under one of Journal Communications' pension plans to hold their units for up to 10 years after leaving Journal Communications. For such former employees, the cumulative number of units subject to Journal Communications' purchase option increases in equal increments of ten percent each year for ten years beginning on the first anniversary of each such employee's retirement. This joint proxy statement refers to this type of right to purchase as a "Ten-Year Option". While it is not obligated to do so, it has been Journal Communications' practice to promptly exercise its option and purchase all units subject to each individual option each year.


     The Trust Agreement defines the type of termination of employment that gives rise to a Ten-Year Option as "Retirement." Recently, there has been some controversy over what precisely constitutes "Retirement" under the Trust Agreement. It is the continuing intent and has been the long-standing practice of the stock trustees to treat the longer Ten-Year Option as available only to a former employee who has met the eligibility requirements for normal retirement, early retirement, disability retirement or an early retirement window, as they are set forth in Article 4 of the Journal Communications, Inc. Employees' Pension Plan and comparable provisions of other pension plans or trusts of Journal Communications' subsidiaries, with certain specified exceptions. It has been the consistent and long-standing practice of the stock trustees to refuse the Ten-Year Option to employees who are eligible for a deferred benefit that is vested after only five years of employment. However, some former employees have claimed that the longer Ten-Year Option is available to a former employee who qualifies for any future benefit granted under Journal Communications' pension plans. This controversy is currently being litigated in two cases: Carol Skowronski v. Journal-Sentinel, Inc., et. al., Case No. 99-C-1326, pending in the U.S. District Court for the Eastern District of Wisconsin, Milwaukee, Wisconsin (where the judge has questioned whether the Trust Agreement's definition of "retirement" may be ambiguous), and Dave Zastrow, et. al. v. The Perry Printing Division, et. al., Case No. 00-CV-97, pending in Jefferson County Circuit Court, Jefferson, Wisconsin. Journal Communications believes these actions are without merit and has vigorously contested both actions. On March 26, 2001, the judge in the Zastrow case ruled (a) that the former Perry Printing employees are not "retirees" as intended or defined by JESTA (and are not entitled to a 10-year sell-back of their units) and (b) that the stock trustees did not breach their fiduciary duties in any of the respects claimed by the former Perry Printing employees that the stock trustees directly challenged.

     To avoid confusion and the disruptive effect of litigation in the future, the stock trustees believe it is appropriate to clarify the meaning of "Retirement" under the Trust Agreement. Therefore, the stock trustees propose that the Trust Agreement be amended to more specifically define "Retirement" so that it is precise and consistent with the stock trustees' long-standing practice. Under this long-standing practice and the amendment proposal, unitholders can meet the definition of "Retirement" and thereby qualify for a Ten-Year Option in one of two ways:

     o First, the definition of "Retirement," as a general rule, includes the termination of an employee of Journal Communications or one of its subsidiaries who has met the eligibility requirements for normal retirement, early retirement or disability retirement that are set forth in Section 4.1 of the Journal Communications pension plan, whether or not the employee is actually a participant in that pension plan. The stock trustees believe this is a consistent, objective general standard that can apply to all employees of Journal Communications and its subsidiaries.

     o Second, the definition of "Retirement" also includes the termination of employees who participate in the Journal Communications pension plan and have met the eligibility requirements for an early retirement window benefit under any section of Article 4 of the Journal Communications pension plan, as it may be amended. From time to time in the past, Journal Communications and its subsidiaries have granted special early retirement windows (with specific age and years of service requirements) to Journal Communications pension plan participants under special circumstances, such as the 1995 merger of The Milwaukee Journal and Milwaukee Sentinel, the 1996 downsizing of the Journal Sentinel Composing Room, the 1997 downsizing of the Journal Sentinel Mailroom, and the 1998 downsizing of the Journal Sentinel Camera & Platemaking Department. It has been the stock trustees' continuing practice to include such early retirements within the definition of "Retirement". However, this means of qualifying for a Ten-Year Option is not available to persons who are not participants in the Journal Communications Employees' Pension Plan.

     The specific requirements for normal retirement, early retirement, or disability retirement are as follows:


     o In general, a participant in the Journal Communications pension plan is eligible for normal retirement, early retirement or disability retirement pursuant to Section 4.1 of the Journal Communications pension plan if his or her employment terminates (i) after age sixty-five with five or more years of service, (ii) after age sixty with ten or more years of service, (iii) for those employed prior to 1985, after age fifty-five with ten or more years of service, or (iv) because of a recognized and approved disability with ten or more years of service.

     o An employee who does not participate in the Journal Communications pension plan would be eligible for normal retirement, early retirement, or disability retirement pursuant to Section 4.1 of the Journal Communications pension plan if his or her employment terminated (i) after age sixty-five with five or more years of service, (ii) after age sixty with ten or more years of service, or
          (iii) because of a recognized and approved disability with ten or more years of service but ignoring, in each case, any employment with an employer prior to the date the employer became affiliated with Journal Communications.

     Article 4 of the Journal Communications pension plan provided special early retirement windows in 1995, 1996, 1997 and 1998. Each early retirement window benefit entitled an eligible employee to a basic early retirement window benefit and to a supplemental early retirement window benefit based on the employee's years of service and the employee's compensation in his or her final year of employment with a Journal Communications' company. Eligible employees who elected the special early retirement were eligible for the Ten-Year Option. No active employees are currently eligible to retire under those provisions.


     Exhibit B to this joint proxy statement sets forth the text of the proposed retirement amendment to the Trust Agreement. Any unitholder may obtain a copy of the relevant provisions of the Journal Communications pension plan by submitting a written request to Paul E. Kritzer, Vice President & Secretary, Journal Communications, Inc., P.O. Box 661, Milwaukee, WI 53201-0661. Without limitation, the retirement amendment would confirm the consistent and long-standing practice of the stock trustees that entitlement to a deferred vested benefit under a pension plan does not entitle the holder to the benefit of a Ten-Year Option.

     The retirement amendment refers only to the Journal Communications pension plan. Accordingly, a uniform definition of "Retirement" will generally apply to all employees of Journal Communications and its subsidiaries. These employees include employees of subsidiaries who participate in pension plans other than the Journal Communications pension plan and employees whose employer does not sponsor or participate in any pension plan. Currently, the requirements for normal retirement, early retirement or disability retirement in pension plans of subsidiaries are not more favorable to employees than the definitions of those terms in Section 4.1 of the Journal Communications pension plan. Thus, changing to a uniform definition does not result in a material adverse change in the rights of any current employee. Further, having a uniform definition facilitates uniform treatment of all employees as to "Retirement" and prevents the occurrence of unintended consequences under the Trust Agreement that could flow from amendments to plans of subsidiaries. On the other hand, the retirement amendment would not affect Journal Communications' right to enter into an arrangement with an employee in any specific case where a Ten-Year Option is not available to the employee under which Journal Communications might agree to exercise its option to purchase units over a period of time rather than immediately upon termination of employment.

     Because the retirement amendment simply clarifies the Trust Agreement in a manner consistent with the Trust Agreement's present form and the consistent and long-standing practice of Journal Communications and the stock trustees, the retirement amendment will, if it receives the requisite approvals, not affect the Stock Trust's or Journal Communications' operating expenses, nor will the retirement amendment affect the Stock Trust's or Journal Communications' cash flows. However, the retirement amendment does preempt any new claims by former employees who are not eligible for normal, early or disability retirement that they are "retired" because they are entitled to other future post-termination benefits. Without the retirement amendment, it is possible that such claims could continue to arise in the future. If such claims would be successful, then units held by affected employees would be subject to a Ten-Year Option, not a Standard Option. If that would be the case, then the timing of Journal Communications' purchases and sales of units and, therefore, its cash flows would be affected. In addition, Journal Communications could be assessed damages, which could affect its cash flows and its net income and book value and, therefore, the option price.

     The Board of Directors and Stock Trustees Recommend a Vote FOR This
Proposal.


JESTA Proposal #2 - Sell-back Amendment

     Employees can lose their jobs under circumstances outside their control because of a downsizing, restructuring, reorganization, job elimination, divestiture, outsourcing or similar event. As noted above, the Trust Agreement provides that the termination of employment generally is an event that triggers a Standard Option (except for those employees who are eligible for a Ten-Year Option).

     The stock trustees propose that the Trust Agreement be amended to expressly allow a unitholder who (1) is not eligible for a Ten-Year Option and (2) is terminated because of a downsizing, restructuring, reorganization, job elimination, divestiture, outsourcing or similar event that results in the termination of a sufficient number of employees to offer to sell his or her units to Journal Communications over a period of up to five years, depending on the number of years that he or she has owned units. The stock trustees would determine in each instance whether the sell-back right is available. For each unitholder who is granted this right, the cumulative number of units subject to Journal Communications' purchase option would increase in equal increments each year for the number of years in the sell-back period applicable to the unitholder beginning on the first anniversary of such unitholder's termination of employment.

     The stock trustees believe this amendment is appropriate for the following reasons:

     o The stock trustees believe it is undesirable for large numbers of units to simultaneously become subject to a Standard Option as sharp increases in the supply of units may adversely affect remaining unitholders and Journal Communications.

     o The affected unitholder or unitholders, under circumstances outside their control, may be adversely affected by tax consequences arising from the sale of all of their units immediately in one block and the need to find alternative investments.

     o The threat of this result in the future may deter other active employees from investing in units.

     Exhibit C to this joint proxy statement sets forth the text of the sell-back amendment. The relevant ownership and option periods are as follows:

                                                           Incremental Amount
   Continuous Years                  Sell-Back           Required to be Offered
   as a Unitholder                    Period               for Sale Annually

Less than 2 years                    Immediate                     -
2 or more years
 (but less than 5 years)             1 year                      100%
5 or more years
 (but less than 10 years)            2 years                      50%
10 or more years
 (but less than 15 years)            3 years                      33%
15 or more years
 (but less than 20 years)            4 years                      25%
More than 20 years                   5 years                      20%

     If Journal Communications does not exercise its option to purchase the units offered for sale in a given year, then the unitholder must continue to offer those units for sale in following years until Journal Communications exercises its option with respect to such units or the sell-back period expires. Journal Communications may purchase a unit at any time within five years after the last time it is offered for sale.

     The stock trustees and Journal Communications have operated on a basis consistent with this amendment since 1995. The stock trustees provided, for example, an extended sell-back period for employees separated because of the 1995 merger of The Milwaukee Journal and Milwaukee Sentinel, the 1995 sale of Perry Printing Corporation and several downsizings of Journal Sentinel departments (1996-1998 and 2000).


     Because the sell-back amendment simply clarifies the Trust Agreement in a manner consistent with the Trust Agreement's present form and the current practice of Journal Communications and the Stock Trust, the sell-back amendment will, if it receives the requisite approvals, not affect the Stock Trust's or Journal Communications' operating expenses, nor will the sell-back amendment affect the Stock Trust's or Journal Communications' cash flows.


     The Board of Directors and Stock Trustees Recommend a Vote FOR This
Proposal.


JESTA Proposal #3 - Transfer Amendment

     As was noted above, the Stock Trust was founded for the purposes of (1) promoting and facilitating the acquisition and ownership of a beneficial interest in Journal Communications stock by its employees during the continuance of their employment and (2) promoting stability and continuity of management and control of Journal Communications. To achieve those purposes, the Trust Agreement contains provisions that restrict the ability of unitholders to transfer units. Since 1996, the procedure under which employees have bought and sold units has essentially been that Journal Communications has purchased units under the Trust Agreement and resold them to active employees in lieu of the Trust Agreement's more cumbersome procedure under which selling unitholders sell units directly to "optionees" designated in accordance with the Trust Agreement. From a technical perspective under the Trust Agreement, when units have become available, no "Class A Optionees," "Class B Optionees" or "Class C Optionees" have purchased units because optionees were not designated or the optionees essentially waived their right to purchase. Instead, Journal Communications has exercised its option to purchase as a "Class D Optionee." The Trust Agreement provides that if units subject to an option are not purchased by Class A, B or C Optionees, then those units "shall be transferable . . . by such person as may from time to time be the owner thereof, subject to the provisions of Section 7, to anyone even though then not an eligible." The stock trustees believe this provision does not forever free from the transfer restrictions any units that Journal Communications has purchased and resold. However, the stock trustees believe it is appropriate to confirm that units purchased by Journal Communications and subsequently resold remain subject to those restrictions on transfer. Exhibit D to this joint proxy statement sets forth the text of the transfer amendment.


     Because the transfer amendment simply clarifies the Trust Agreement in a manner consistent with the Trust Agreement's present form and the current practice of Journal Communications and the stock trustees, the transfer amendment will, if it receives the requisite approvals, not affect the Stock Trust's or Journal Communications' operating expenses, nor will the transfer amendment affect the Stock Trust's or Journal Communications' cash flows.


     The Board of Directors and Stock Trustees Recommend a Vote FOR This
Proposal.


JESTA Proposal #4 - Large and Unusual Adjustments - Option Price Amendment

     The Trust Agreement provides for a formula to calculate the option price. That formula generally includes the following:

     1. As part of the book value component of the formula, the formula begins with the par value of all outstanding Journal Communications' stock,

     2. Also as part of the book value component of the formula, the formula adds the retained earnings of Journal Communications as of the close of the last fiscal year,

     3. Also as part of the book value component, the formula adds the current year-to-date net income (or subtracts the net loss) that Journal Communications has realized since the close of the last fiscal year,

     4. Also as part of the book value component, the formula subtracts any current-year dividends paid by Journal Communications,

     5. Also as part of the book value component, the formula subtracts the cost of units held in treasury,

     6. Under the earnings component of the formula, the formula then adds an amount equal to 39 times the average accounting period net income of Journal Communications during the most recent 65 accounting periods,

     7. The formula then multiplies the sum of all book value components and the earnings component by a figure, called the "multiplier," as provided in the Trust Agreement, and

     8. The product is divided by the number of shares of Journal Communications stock outstanding which excludes the number of units held in the corporate treasury as of the relevant date, and the quotient is the option price of a share of Journal Communications stock and, where the same number of units are outstanding (as is generally the case), of each unit.

     The formula is not intended to result in a price for units that approximates the market price that the units would have if units were publicly traded on a stock exchange like other stock investments. Accordingly, external factors that can impact the prices of stocks traded on the open market generally do not have the same effect on the unit price. As a result, the unit price has been less volatile than the price of stock market investments and somewhat insulated from the "highs" and the "lows" that stock market investments can experience. Indeed, the option price has increased on a year-to-year basis every year since 1937, when the program began. Of course, past performance is not necessarily indicative of future results. The formula is internally focused in the sense that it relies upon Journal Communications' financial performance. The effect of the earnings component of the formula, which takes into account Journal Communications' performance over a period of five years (65 accounting periods), is that average long term results, in contrast to results from the last year or part of a year, have a significant effect on the earnings component of the option price.

     The implication of the terms of the Trust Agreement's option price formula is that the option price should be shielded to some extent from the effects of unique circumstances that may cause sharp increases or decreases in the unit price. Consistent with this intention, the trustees of the Stock Trust, acting on the basis of authority implied under the Trust Agreement to temper the effects on the option price of large and unusual expenses or income, have acted to exclude the effects of these items from the earnings component of the option price calculation on several occasions. Since 1991, these actions have related to the following items:

Year                                Description                 Expense/(Income)
----   ------------------------------------------------------   ----------------
1991   Litigation reserve for Webcraft v. New England             $    591,000
        Printing litigation
1995   Expenses of The Milwaukee Journal and Milwaukee              10,438,140
        Sentinel merger
1995   Gain on sale of Perry Printing Corporation                  (14,940,744)
1995   Final settlement of Webcraft litigation                       3,438,500
1996   Gain on trade of Kansas City/Knoxville radio stations.       (4,746,871)
1998   Shutdown of IPC northern California operations                4,724,341
2000   Contingency reserve for litigation                            2,627,400

     In each of these cases, the trustees excluded the item's impact on Journal Communications' net income for purposes of the earnings component of the option price calculation. In calculating the option price, the trustees did not, however, exclude any item's impact on Journal Communications' book value as of the close of the last fiscal year or its impact on Journal Communications' net income (or net loss) realized between the close of that fiscal year and the close of the latest accounting period.

     The effect of these exclusions from a component of the option price calculation was to shield the option price to some extent from changes attributable to large and unusual events. The following may help to put the magnitude of the effect in perspective:

     o    As of December 31, 2000, the option price was $34.74 per unit.

     o As of that date, approximately 26% of the option price was attributable to the earnings component of the option price calculation.

     o As of that date, approximately 74% of the option price was attributable to components associated with Journal Communications' book value.

     o If the trustees had not excluded the recording of a contingency reserve for litigation in the amount of $2,627,400 relating to 2000, then the option price as of December 31, 2000 would have been $34.66, or eight cents less.

     o If the trustees had excluded any other item relating to 2000 in the amount of $1,000,000, then doing so would have had a three-cent effect on the option price as of December 31, 2000.

     o Because the earnings component of the option price calculation only takes into account net income during the most recent 65 accounting periods (i.e., five years), the exclusion of an item has no effect on the option price commencing five years after the period in which the excluded item arose.

     The stock trustees propose that the policy to exclude what they determine to be large and unusual items from the earnings component of the option price calculation be formally adopted. However, from and after such time as an item has an effect on net income or net loss of Journal Communications that exceeds 3% of the book value of Journal Communications, as defined by the Trust Agreement, the trustees may exclude the item from the earnings component only if the board of directors of Journal Communications also consents to that action. As of December 31, 2000, 3% of the book value of Journal Communications was approximately $15,000,000. Exhibit E to this joint proxy statement sets forth the text of the option price amendment.


     The stock trustees and Journal Communications have operated on a basis consistent with this amendment since the 1970s. Because the option price amendment simply clarifies the Trust Agreement in a manner consistent with the Trust Agreement's intent and the consistent and long-standing practice of the stock trustees, the option price amendment will, if it receives the requisite approval, not affect the Stock Trust's or Journal Communications' operating expenses, nor will the option price amendment affect the Stock Trust's or Journal Communications' cash flows. On the other hand, a defeat of this proposed amendment could have the effect of making the option price more volatile.


     The Board of Directors and Stock Trustees Recommend a Vote FOR This
Proposal.


     It is important that you return your proxy promptly. Therefore, the stock trustees request that you date, sign and return the enclosed proxy as soon as possible. If you sign and return a proxy but do not designate how proxies should vote the proxy by marking one of the boxes next to each of the proposals, then the appointed proxies will vote your units and shares that are entitled to vote at the meeting "FOR" the director nominees named in this joint proxy statement and "FOR" the proposals to amend the Trust Agreement.


                               OTHER BOARD MATTERS


The Board of Directors and Committees

     The board of directors met four times in 2000. All of the directors of Journal Communications during 2000 attended at least 75% of the (a) full meetings of the board of directors and (b) meetings of committees of the board of directors on which the respective directors served.

     The board of directors has three committees: compensation, executive and audit. The compensation committee held four meetings in 2000. The compensation committee has the responsibility to assure that officers and key managers are effectively compensated on an internally equitable and externally competitive basis. The committee's members, none of whom can be an employee, are Messrs. Meissner, Forbes and Peirce.

     The board of directors has authorized an executive committee of up to nine members, to which the board has delegated certain powers so that the committee may act on urgent matters efficiently, quickly and decisively. Presently there are eight members of the executive committee, all of whom are directors. Messrs. Smith, Bonaiuto, Kiel, Spore, Meissner, Forbes, Peirce and Thomas J. Szews are members of the executive committee. The executive committee held one meeting in 2000.


     The board of directors has authorized a three-member audit committee to assist the board in fulfilling its responsibility for Journal Communications' accounting and financial reporting practices and to provide a channel of communications between the board and Journal Communications' independent auditors and internal audit staff. The audit committee is comprised of three non-employee directors: Messrs. Meissner, Forbes and Peirce. The audit committee held two meetings in 2000.

Compensation Committee Interlocks and Insider Participation

     Mr. Smith, chairman and chief executive officer, serves as a director of Badger Meter. Mr. Forbes is chairman, president and chief executive officer of Badger Meter and serves as a director of Journal Communications and a member of the compensation committee of the board of directors.

Directors' Fees

     Journal Communications pays directors' fees only to those directors who are not employees of Journal Communications or one of its subsidiaries. Such directors are eligible to receive an annual retainer fee of $15,000 a year plus $1,500 for each board meeting or meeting of the compensation, executive or audit committee they attend. Mr. Forbes earned $31,500, Mr. Peirce earned $31,500, and Mr. Meissner earned $16,500 in directors' fees in 2000. (Mr. Meissner declined the annual retainer fee.) Of the 27 directors in 2000, 24 were employees and three were not. All directors who are full-time employees of Journal Communications or a subsidiary are compensated in their capacities as employees.

                                  COMPENSATION

Executive Compensation

     The following table sets forth the 2000 compensation for Journal Communications' chief executive officer and the four other highest-paid executive officers, as well as the compensation paid to each individual for the two prior fiscal years:

                              Summary Compensation Table

                                  Annual Compensation

--------------------------------------------------------------------------------------
                                                       Bonus
                                                      (Annual    Long-term
Name and Principal Position                          Incentive     LTIP      All Other
 (as of December 31, 2000)         Year    Salary      Comp.)    Payments     Comp(3)
--------------------------------------------------------------------------------------
Steven J. Smith, Chairman          2000   $545,385    $82,500    $412,472     $4,680
of the Board and Chief             1999    490,000     73,500     423,077      4,005
Executive Officer(1)               1998    432,019    246,912     275,831      4,000
--------------------------------------------------------------------------------------
Douglas G. Kiel, President(2)      2000    387,692     49,823     199,067      4,680
                                   1999    360,000     50,400     164,427      4,430
                                   1998    321,923    141,857     181,476      4,000
--------------------------------------------------------------------------------------
Paul M. Bonaiuto,                  2000    317,692     38,400     176,938      4,680
Executive Vice President           1999    290,000     30,694     208,800      4,430
& Chief Financial Officer          1998    270,385    137,201     149,423      4,000
--------------------------------------------------------------------------------------
Keith K. Spore, Senior Vice        2000    315,923     28,530      58,046      4,680
President; President and           1999    302,000     29,543     189,750      4,430
Publisher, Journal Sentinel Inc.   1998    288,847     74,785     153,047      4,000
--------------------------------------------------------------------------------------
James J. Ditter, Vice              2000    257,692    115,703     139,233      4,005
President; President, Norlight     1999    227,692     77,565     127,650      4,430
Telecommunications, Inc.           1998    198,746     93,508     109,319      4,000
--------------------------------------------------------------------------------------

(1)  Elected chief executive officer on March 3, 1998, and chairman of the board on
     December 1, 1998, effective January 1, 1999.

(2)  Elected president on December 1, 1998, effective January 1, 1999.

(3)  All of the five highest-compensated officers were participants in the Journal
     Communications, Inc. Investment Savings Plan (a 401(k) plan). Employer contributions to the plan and to the cafeteria benefits plan on behalf of these officers represent all of the compensation in the "All Other Compensation" column in the summary compensation table above.

Long-Term Incentive Plan

                       Management Long-Term Incentive Plan
                   Potential Payments in 2004 as a Percentage
       of Average Base Salary for the Preceding 3-Year Performance Period

           Name                Threshold          Target          Maximum

      Steven J. Smith            22.0%              88%             132%
      Douglas G. Kiel            16.5%              66%              99%
      Paul M. Bonaiuto           14.5%              58%              87%
      Keith K. Spore             11.5%              46%              69%
      James J. Ditter            11.5%              46%              69%

     The compensation committee maintains a management long-term incentive plan to motivate and drive management behavior to achieve results that will enhance the employee owners' investments over the long term. The incentive plan is based on net return on equity or invested capital over a three-year period. The participants in this plan are the chairman/CEO, president, executive vice president and the presidents of the subsidiaries. Corporate executives are rewarded entirely on Journal Communications' performance while subsidiary presidents are rewarded 60% on subsidiary performance and 40% on corporate performance.

     The table above shows the threshold, target and maximum awards that are potentially payable to the named executive officers in 2004 for the performance period of 2001 to 2003. Payouts of awards are tied to the three-year average return on shareholders' equity of Journal Communications and the three-year average return on invested capital for the subsidiary companies. Performance measures and goals for the corporation and subsidiaries are recommended by the chief executive officer and approved by the compensation committee for each eligible participant. Each participant's award is determined based on the degree to which three-year performance is achieved at the conclusion of the performance cycle.

Pension Plan and Supplemental Benefit Plan

     The following table shows the approximate retirement benefit payable on retirement at age 65 under the Journal Communications, Inc. Employees' Pension Plan and the Journal Communications, Inc. Supplemental Benefit Plan for employees in specified compensation ranges with varying years of participation in the plan:

                       Estimated Annual Retirement Benefit

Five Year Average                         Years of Plan Participation
  Compensation                       20             30               40

    $200,000                      $ 47,436         $ 71,152         $ 87,014
    $300,000                      $ 73,435         $110,148         $135,514
    $400,000                      $ 99,435         $149,145         $182,013
    $500,000                      $125,434         $188,142         $229,413
    $600,000                      $151,433         $227,139         $277,013
    $700,000                      $177,433         $266,137         $324,512

     The employees' pension plan is completely funded by Journal Communications. Journal Communications' contributions are accrued based on amounts required to be funded under provisions of the Employee Retirement Income Security Act of 1974. The amount of accrued benefits is actuarially determined by Hewitt Associates under the accrued benefit valuation method. It is a defined benefit pension plan that provides benefits for employees of Journal Communications, Inc., Journal Sentinel Inc., Journal Broadcast Corporation (and certain of its subsidiaries), Add, Inc. and Norlight Telecommunications, Inc. who meet minimum age and service eligibility requirements. The normal monthly retirement benefit under the plan, assuming attainment of the normal retirement age specified by the plan and payments in the form of a life annuity, is determined in accordance with a formula that takes into account the following factors: final average monthly compensation for the last five years of employment (taking into account gross earnings and annual incentive compensation as reported in the summary compensation table), number of years of active plan participation and an actuarially determined Social Security offset.

     The supplemental benefit plan is a non-qualified, unfunded defined benefit plan that supplements payments under the pension plan. Benefits payable under the supplemental plan are calculated without regard to the limitations imposed on the amount of compensation that may be taken into account under the pension plan.

     With respect to the officers and directors listed in the summary compensation table above, all five are participants in the pension plan. Mr. Smith has 26 years of pension plan participation, Mr. Kiel has 15 years, Mr. Spore has 34 years, Mr. Bonaiuto has 5 years and Mr. Ditter has 8 years as of the date of this document.

Compensation Committee Report

     The board of directors has established a compensation committee to be comprised of three members, none of whom can be an employee, to develop and implement compensation plans for senior management. The compensation committee is responsible for assuring that Journal Communications' officers and key management personnel receive performance-based compensation that is internally equitable and competitive with the market. Specifically, the compensation committee was directed to (1) independently review and approve the compensation plan proposed by the chairman/CEO for the president, the executive vice president and the presidents of the subsidiaries, and (2) formulate and implement a compensation plan for the chairman/CEO. For 2000, senior management compensation was reviewed by the compensation committee, and where appropriate, base salaries were adjusted to targets within median ranges for the industry. The compensation committee was assisted by Hewitt Associates.

     The compensation committee has established an executive base compensation plan, an annual executive incentive program and an executive long-term incentive program.

     1. Executive Base Compensation Plan

     The compensation committee adopted the principle that Journal Communications' executive compensation policy should be based primarily on performance. Compensation should also reflect Journal Communications' desire to attract and retain quality talent and the need to be competitive in the marketplace. The compensation committee reviewed Journal Communications' historical performance, current salary levels and media industry marketplace information. With that information, the committee received recommendations from management and approved executive pay grade levels that took into consideration market salary medians for 2000.

     2. Executive Annual Incentive Plan

     The compensation committee approved the management annual incentive plan to reward key individuals for achieving pre-established financial and non-financial goals that support Journal Communications' annual business objectives and mission to enhance the value of employee-owners' investment. This annual incentive plan rewards executive performance as measured by net return on equity or invested capital and annual growth in revenue, factors that primarily determine unitholders' value. For executives of Journal Communications, the annual incentives are based 80% on corporate financial performance and 20% on non-financial goals. For subsidiary presidents and key managers, the annual incentives are based on a combination of subsidiary performance, corporate performance and non-financial goals. Participation in this plan is limited to key employees of Journal Communications and its subsidiaries whose job responsibilities have a direct impact on the strategic goals of Journal Communications. The goals established annually for each participant determine the minimum, median and maximum performance criteria required for payment under the plan. Each participant is informed annually of the financial performance matrix and other goals that will determine the potential incentive payment the participant can receive. In 2000, annual bonus targets were compared to bonuses received in the marketplace and were found to be within median ranges.

     3. Executive Long-Term Incentive Plan

     The compensation committee has approved the management long-term incentive plan to motivate and drive management behavior to achieve results that will enhance the employee-owner's investment over the long term. The incentive plan approved by the Committee is based on net return on equity or invested capital over a three-year period. The participants in this plan are the chairman/CEO, president, executive vice president and the presidents of the subsidiaries. Corporate executives are rewarded entirely on Journal Communications' performance while subsidiary presidents are rewarded 60% on subsidiary performance and 40% on corporate performance.

     4. Chairman/CEO's Compensation

     Mr. Smith's total yearly compensation in 2000 was determined by the compensation committee, based primarily upon Journal Communications' overall performance and growth of shareholder value. Factors influencing the committee's determination of Mr. Smith's base compensation for 2000 included the continued growth of Journal Communications, the increased growth in the value of Journal Communications' stock units, the protection of the best interests of the employee-owners and the chairman's continued efforts to diversify Journal Communications' business. Based on Journal Communications' performance in 2000, Mr. Smith was awarded an annual incentive bonus of $82,500, paid in 2001. The LTIP Payments for Mr. Smith shown in the Summary Compensation Table for 2000 were based on performance relative to average return on equity goals over the period 1998 through 2000 and reflect actual results approximately at target. The compensation of Mr. Kiel, the executive vice president and the subsidiary presidents was determined by the compensation committee based on similar guidelines. The compensation committee continues to review the effect of Section 162(m) of the Internal Revenue Code. This has not had, and is not expected to have, a material effect due to the officers' compensation levels.

     By the Compensation Committee:

                          David G. Meissner (Chairman)
                                 James L. Forbes
                                 Roger D. Peirce

                             STOCK PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total returns for Journal Communications' stock, the Standard & Poor's 500 Stock Index and a peer group comprised of ten corporations that concentrate on newspapers and broadcast operations (although such corporations do not have Journal Communications' blend of other diversified businesses, such as telecommunications, printing, production and distribution of materials and services for the computer industry and direct mail which, in the aggregate, provide about 39% of Journal Communications' annual revenues).

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

          Among Journal Communications, Inc., S&P 500 and a Peer Group

                             Stock Performance Graph

                               [GRAPHIC OMITTED]

     -----------    -----    ------    ------    ------    ------    ------
                              1996      1997      1998      1999      2000
     -----------    -----    ------    ------    ------    ------    ------
     JCI             100       109       133       164       200       241
     -----------    -----    ------    ------    ------    ------    ------
     S&P 500         100       120       158       200       239       243
     -----------    -----    ------    ------    ------    ------    ------
     Peer Group      100       128       186       207       241       243
     -----------    -----    ------    ------    ------    ------    ------

     The total cumulative return on investment (change in the year-end stock price plus reinvested dividends) for Journal Communications stock is based on a $100 investment as of January 1, 1996. The price of Journal Communications stock is calculated 13 times a year, or every four weeks, using a formula that is based on Journal Communications' earnings over a five year period and book value at the time of calculation. The formula is stated in Section 25 of the Trust Agreement and is discussed above. See "Proposed Amendments to Trust Agreement - JESTA Proposal #4." The total return for the S&P 500 is based on a $100 investment as of January 1, 1996. The total return for the peer group is based on a $100 investment in the ten (10) companies included in our peer group index, as of January 1, 1996. Companies in the peer group are A.H. Belo Corporation, Gannett, Inc., Knight Ridder, Inc.,

Lee Enterprises, Inc., McClatchy Newspapers, Inc., The New York Times Company, Pulitzer Publishing Company, The E.W. Scripps Company, Tribune Company and The Washington Post Company.

                              INDEPENDENT AUDITORS

General

     The board of directors of Journal Communications appointed Ernst & Young LLP, 111 E. Kilbourn Avenue, Milwaukee, Wisconsin 53202, as the independent auditors for the year 2000 and is expected to reappoint the firm for 2001 at the Annual Meeting. In accordance with past practice, it is not expected that a representative of Ernst & Young LLP will attend the joint meeting. Journal Communications' 2000 annual report, which was mailed to all stockholders and unitholders during March of this year, will be officially accepted at the meeting on June 5, 2001. Any shareholder or unitholder having a question about the 2000 annual report or Journal Communications' relationship with Ernst & Young LLP should direct it to Paul M. Bonaiuto, Executive Vice President/CFO, P.
O. Box 661, Milwaukee, Wisconsin 53201 (333 W. State Street, Milwaukee, Wisconsin 53203) or e-mail Mr. Bonaiuto at pbonaiut@jc.com. Mr. Bonaiuto will forward questions to Ernst & Young LLP for response as soon as possible.

     Ernst & Young LLP has served as Journal Communications' independent auditors for at least 76 years. During 2000, it performed an audit examination of the consolidated financial statements of Journal Communications for inclusion in the annual report to stockholders and required filings with the Securities and Exchange Commission.

     Additionally, Ernst & Young LLP performs the annual audits of Journal Employees' Stock Trust; Journal Communications, Inc. Investment Savings Plan; Journal Communications, Inc. Employees' Pension Plan, and Journal
Communications, Inc. Employees' Welfare Benefit Master Plan and Trust.

Report of the Audit Committee

     The audit committee of the board of directors is responsible for providing independent, objective oversight of Journal Communications accounting functions and internal controls. The audit committee acts under a written charter first adopted and approved by the board of directors on March 6, 2001. A copy of the audit committee charter is attached to this joint proxy statement as Exhibit F.

     The audit committee reviews Journal Communications' financial reporting process on behalf of the board of directors. In fulfilling its responsibilities, the audit committee has reviewed and discussed the audited financial statements contained in the 2000 Annual Report on Form 10-K with Journal Communications' management and independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

     The audit committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended. In addition, Journal Communications' independent auditors provided to the audit committee the written disclosures required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the audit committee discussed with the independent auditors their independence. The audit committee considered whether the independent auditors' provision of non-audit services is compatible with maintaining the independent auditors' independence. The fees paid to the independent auditor for 2000 were:

             Audit Fees                             $152,482
             All other fees                          245,252


All other fees include audit-related services and non-audit services. Audit-related services generally include fees for benefit plans and statutory audits and accounting consultations. There were no financial information services, design and implementation fees in 2000.

     In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board of directors has approved) that the audited financial statements be included in Journal Communications' Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     This report shall not be deemed incorporated by reference by any general statement incorporating by reference this joint proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

     By the Audit Committee:

                           James L. Forbes (Chairman)
                                David G. Meissner
                                 Roger D. Peirce

                                  OTHER MATTERS

     A copy of Journal Communications' annual report on Form 10-K as filed with the Securities and Exchange Commission on March 30, 2001, will be furnished without charge to stockholders or unitholders upon written request directed to Paul E. Kritzer, Secretary, Journal Communications, Inc., P.O. Box 661, Milwaukee, Wisconsin 53201 (333 W. State Street, Milwaukee, Wisconsin 53203), or his e-mail address, pkritzer@jc.com.

     A stockholder or unitholder wishing to include a proposal pursuant to Rule 14a-8 under the Exchange Act ("Rule 14a-8") in Journal Communications' proxy statement for the 2002 Annual Meeting of Stockholders must forward the proposal to Journal Communications so that it is received by January 7, 2002. Journal Communications' by-laws establish procedures for stockholder nominations for elections for directors of Journal Communications and for bringing business before any annual meeting of stockholders of Journal Communications. Among other things, under terms as currently in effect, to bring business before an annual meeting, a stockholder must give written notice to the Secretary of Journal Communications not less than 90 days prior to the first anniversary of the date of the annual meeting of stockholders of Journal Communications in the immediately preceding year. The notice must also contain certain information about the proposed business or the nominee and the stockholder making the proposal. Under the by-laws as currently in effect, if Journal Communications does not receive a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 prior to Wednesday, March 7, 2002, then the notice will be considered untimely and Journal Communications is not required to present such proposal at the 2002 annual meeting of stockholders. If the board of directors chooses to present such proposal at the 2002 annual meeting of stockholders, then the persons named in proxies solicited by the board of directors for the 2002 annual meeting of stockholders may exercise discretionary voting power with respect to such proposal.


     Management and the trustees do not intend to present to the meeting any matter not referred to in the foregoing notice of joint meeting and do not know of any matters that will be presented to the meeting by others.

By Order of the Stock Trustees,              By Order of the Board of Directors,




Paul E. Kritzer                              Paul E. Kritzer
Secretary to the Stock Trustees              Vice President & Secretary


May 4, 2001

                                                                       Exhibit A


                      STOCK TRUSTEES' PROXY TO UNITHOLDERS

     For the Annual Meeting of Stockholders of Journal Communications, Inc.
                     to be held jointly on June 5, 2001 with
                       a Special Meeting of Unitholders of
                       the Journal Employees' Stock Trust

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned ("Trustees") holders of 25,920,000 shares of capital stock of Journal Communications, Inc., a Wisconsin corporation ("Company"), do hereby appoint each unitholder in the Journal Employees' Stock Trust as proxy with power of substitution for and in the name of the undersigned to vote one share of said stock for each Trust unit held by such unitholder as evidenced on the transfer books of the Trustees at the close of business on April 20, 2001, at the Annual Meeting of Stockholders of said Company to be held jointly with a Special Meeting of Unitholders of the Journal Employees' Stock Trust at the time and place specified in the accompanying notice and at any adjournment of said meeting, in relation to any and all matters which may properly come before such meeting, with all of the powers that the undersigned would possess if personally present thereat. A certified list of such unitholders, together with the number of shares they are so entitled to vote, has been delivered to the Company by the Trustees.

This proxy is issued pursuant to the provisions of Section 21 of the Journal Employees' Stock Trust Agreement, dated May 15, 1937, as amended, and the authority hereby conferred is subject to each of the restrictive conditions expressed therein as follows:

          "The Trustees, as soon as they shall receive notice of any meeting of the owners of Journal Stock, shall issue to each owner of units, except ex-employee-eligibles, employee benefit trusts and employee-eligible transferees, a proxy authorizing him/her or such other person(s) as he/she may substitute for him/her to vote at such meeting the number of shares of Journal Stock represented by the units owned by him/her, provided, however, and each such proxy shall so state, that neither the owner of such units nor his/her substitute(s) shall have the power or authority to vote (a) to sell or lease all or substantially all of the assets of the Company, or (b) to dissolve the Company or (c) to merge or consolidate the Company with any other corporation(s) in which the Company and/or the stockholders of the Company upon completion of such consolidation or merger do not control directly or indirectly a majority of the voting stock, unless the employee-owners of at least two-thirds of the outstanding units owned by employee-eligibles shall have authorized the Trustees to offer all shares held by the Trustees for sale in accordance with the provisions of Section 24 to the classes of optionees therein defined and such options shall have expired within three months prior to such vote. The Trustees may authorize the affixing of a facsimile of their signatures to any proxy with the same effect as though such proxy was signed by them personally. The Trustees shall have exclusive authority to vote all shares of Journal Stock represented by units owned by ex-employee-eligibles, employee benefit trusts and employee-eligible transferees."

     The Trustees will vote the units owned by ex-employee-eligibles, employee benefit trusts and employee-eligible transferees for the election of directors, but such units shall not be voted for the JESTA amendment proposals.

Dated:  May 4, 2000

Trustees Under Journal Employees Stock Trust
Agreement, dated May 15, 1937, as amended

                                                                       Exhibit B


                Proposed "Retirement" Definition Amendment to the
                    Journal Employees' Stock Trust Agreement


                       Proposed additions are underscored.
                        Proposed deletions are bracketed.
                            _________________________

      (For Edgar purposes only we have indicated proposed additions between two asterisks (**). Proposed deletions remain between brackets.)

The following is added to Section 1 of the Trust Agreement:

(o) "Retirement" shall mean the separation of an employee from the employment of the Employers **(i) for an employee participating in the Journal Communications, Inc. Employees' Pension Plan as in effect from time to time, herein called the "JCI Plan," when eligible for Normal Retirement, Early Retirement, or Disability Retirement under Section 4.1 of the JCI Plan; (ii) for an employee not eligible to participate in the JCI Plan, when the employee would have been eligible for Normal Retirement, Early Retirement, or Disability Retirement under Section 4.1 of the JCI Plan if such employee's Employer had been an "Employer" under the JCI Plan but ignoring, for purposes of the determination under this clause (ii), (A) the age 55 and ten (10) years of Credited Service rule in Section 4.1(b) of the JCI Plan and (B) any employment with such Employer prior to the date the Employer became a "Related Employer" as defined in Section 14.1 of the JCI Plan; or (iii) for a person participating in the JCI Plan who is not otherwise eligible under (i), when eligible for any Early Retirement Window Benefit under
Article 4 of the JCI Plan** [with a pension granted by any of the Employers or under provisions of a pension trust or trusts established by any of the Employers for the benefit of employees].

                                                                       Exhibit C



                       Proposed Sell-back Amendment to the
                    Journal Employees' Stock Trust Agreement


                       Proposed additions are underscored.
                        Proposed deletions are bracketed.
                            _________________________

      (For Edgar purposes only we have indicated proposed additions between two asterisks (**). Proposed deletions remain between brackets.)

The following is added to Section 1 of the Trust Agreement:

(p) **"Qualified Termination" shall mean the separation of an employee from the employment of the Employers as a result of (i) a downsizing of an Employer, (ii) the elimination of employee positions, (iii) the sale by any of the Employers of the stock of an Employer after which the corporation the stock of which was sold no longer qualifies as an Employer, (iv) the sale of substantially all of the assets of an Employer, (v) a restructuring or reorganization of an Employer,
(vi) the outsourcing of a material amount of work or (vii) another similar transaction or event as to which, in any case of (i)-(vii), the trustees determine that there is a termination of a sufficient number of employees and that the provisions of Section 9(h) should apply.**

Section 9(b) of the Trust Agreement is deleted in its entirety and replaced with the following:

(b) Termination of the employer-employee relationship between any employee-eligible and the Employers by reason of any cause other than retirement **or qualified termination** shall constitute an option event in respect of all units then owned by such employee-eligible and in respect of all units then held by an employee-eligible transferee pursuant to prior transfer by such employee-eligible under the provisions of Section 12 and in respect of all units held by an Employee Benefit Trust established by an employee-eligible.

The preamble to Section 9(d) of the Trust Agreement is deleted in its entirety and replaced with the following:

(d) For purposes of the option events described in Sections 9(c), (cc), [and]
(ccc) **and (h),**

The following is added to Section 9 of the Trust Agreement:

**(h) In the event of termination of the employer-employee relationship between any employee-eligible and the Employers by reason of qualified termination, where the termination does not qualify as a retirement under Section 1(o) hereof:

     (i) where the individual has continuously held all or part of his units for twenty or more years at the time of termination, the first anniversary of such termination shall be an option event in respect of all units then owned by such individual in excess of 4/5 of the number of units owned at the time of termination; the second anniversary of such termination shall be an option event in respect of all units then owned by such individual in excess of 3/5 of the number of units owned at the time of termination; the third anniversary of such termination shall be an option event in respect of all units then owned by such individual in excess of 2/5 of the number of units owned at the time of termination; the fourth anniversary of such termination shall be an option event in respect of all units then owned by such individual in excess of 1/5 of the number of units owned at the time of termination; the fifth anniversary of such termination shall be an option event in respect of all units then owned by such individual;

     (ii) where the individual has continuously held all or part of his units for fifteen or more years (but less than twenty years) at the time of termination, the first anniversary of such termination shall be an option event in respect of all units then owned by such individual in excess of 3/4 of the number of units owned at the time of termination; the second anniversary of such termination shall be an option event in respect of all units then owned by such individual in excess of 2/4 of the number of units owned at the time of termination; the third anniversary of such termination shall be an option event in respect of all units then owned by such individual in excess of 1/4 of the number of units owned at the time of termination; the fourth anniversary of such termination shall be an option event in respect of all units then owned by such individual;

     (iii) where the individual has continuously held all or part of his units for ten or more years (but less than fifteen years) at the time of termination, the first anniversary of such termination shall be an option event in respect of all units then owned by such individual in excess of 2/3 of the number of units owned at the time of termination; the second anniversary of such termination shall be an option event in respect of all units then owned by such individual in excess of 1/3 of the number of units owned at the time of termination; the third anniversary of such termination shall be an option event in respect of all units then owned by such individual;

     (iv) where the individual has continuously held all or part of his units for five or more years (but less than ten years) at the time of termination, the first anniversary of such termination shall be an option event in respect of all units then owned by such individual in excess of 1/2 of the number of units owned at the time of termination; the second anniversary of such termination shall be an option event in respect of all units then owned by such individual;

     (v) where the individual has continuously held all or part of his units for two or more years (but less than five years) at the time of termination, the first anniversary of such termination shall be an option event in respect of all units then owned by such individual; and

     (vi) where the individual has not held any of his units for two or more years at the time of termination, the time of such termination shall be an option event in respect of all units then owned by such individual.

Provided further that the death of any ex-employee-eligible who was terminated pursuant to a qualified termination shall be an option event in respect of all units owned at the time of death. The above reference to "units owned" and "units then owned" refers to units registered in the name of the terminated employee and includes any marital or community property interest of the terminated employee's spouse.**

                                                                       Exhibit D


                       Proposed Transfer Amendment to the
                    Journal Employees' Stock Trust Agreement

                       Proposed additions are underscored.
                            _________________________

      (For Edgar purposes only we have indicated proposed additions between two asterisks (**). Proposed deletions remain between brackets.)

Section 15 of the Trust Agreement is deleted in its entirety and the following is inserted in lieu thereof:

Right to Transfer Units Not Purchased by Optionees of Class A, B or C. If any unit shall not have been purchased by an optionee of Class A, B or C, then upon the expiration of the time limited to Class C Optionees, such unit shall be transferable (and the trustees on demand shall then make the appropriate notation of such fact on the trust certificate evidencing such unit) by such person as may from time to time be the owner thereof, subject to the provisions of Section 7, to anyone even though not an eligible, provided, however, that such unit shall be subject to the option to the Class D Optionee until such option shall have expired **and provided further that if the Class D Optionee shall purchase such unit at any time, then the unit shall thereafter again be subject to the restrictions on transfer set forth in this Agreement.**

                                                                       Exhibit E


                     Proposed Option Price Amendment to the
                    Journal Employees' Stock Trust Agreement

                       Proposed additions are underscored.
                            _________________________

      (For Edgar purposes only we have indicated proposed additions between two asterisks (**). Proposed deletions remain between brackets.)

The second paragraph of Section 25 of the Trust Agreement is deleted in its entirety and the following is inserted in lieu thereof:

     The book value of all outstanding Journal stock as of the close of the fiscal year next preceding the date of the trustees' offer shall first be determined. This figure shall be increased by the net income or decreased by the net loss, as the case may be, realized between the close of such fiscal year and the close of the accounting period next preceding the date of the trustees' offer, and from the amount thus obtained shall be subtracted the amount of dividends, if any, paid on such Journal stock after the close of such fiscal year. To this result there shall be added an amount equal to 39 times the average accounting period net income of the Company available for dividends on Journal stock during the 65 accounting periods next preceding the date of the trustees' offer; but in computing such net income there shall be deducted dividends, if any, paid or payable on any stock having priority over Journal stock, **and the trustees shall exclude from the net income calculation those particular items of income or expense that the trustees determine to be large and unusual. However, from and after such time as a large and unusual item has an effect on net income of the Company that exceeds three percent (3%) of the book value of all outstanding Journal stock as of close of the last accounting period preceding the date of the trustees' offer, the trustees may exclude the item from the net income calculation only if the Board of Directors also consents to the action.** For transactions initiated after December 31, 1996, the sum thus obtained shall be multiplied by a figure, called the "multiplier," which is shown below. The product thus obtained shall be divided by the number of shares of Journal stock outstanding as of the date of the trustees' offer and the quotient shall be the option price of each share of Journal stock. In the event that there shall have been any change in the capitalization of the Company between the end of the fiscal year next preceding the date of the trustees' offer and the date of the trustees' offer, the trustees shall make such adjustment in the option price as may be necessary fairly to reflect such change. The trustees shall make a tentative determination of such option price and payment to the trustees of the sum so determined shall be sufficient exercise of the option, subject to such adjustment of such tentative option price as may subsequently be requisite.

                                                                       Exhibit F


                             Audit Committee Charter


The Audit Committee ("the Committee"), of the Board of Directors ("the Board") of Journal Communications, Inc. ("the Company"), will have the oversight responsibility, authority and specific duties as described below:

COMPOSITION

The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of the New York Stock Exchange (NYSE). The members of the Committee will be elected annually at the annual meeting of the full Board held in June and will be listed in the annual report to shareholders. One of the members of the Committee will be elected Committee Chair by the Board.

RESPONSIBILITY


The Committee is part of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Committee (SEC); (ii) the system of internal controls that management has established; and (iii) the internal and external audit process. In addition, the Committee provides an avenue for communication between internal audit, the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.


While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally acceptable accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.

AUTHORITY

Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters.

All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

MEETINGS

The Committee is to meet at least two times annually and as many additional times as the Committee deems necessary. The Committee is to meet in separate executive sessions with the chief financial officer, independent accountants and internal audit at least once each year and at other times when considered appropriate.

ATTENDANCE

Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants and internal audit be present at Committee meetings.

SPECIFIC DUTIES

In carrying out its oversight responsibilities, the Committee will:

     1. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable NYSE Audit Committee requirements.


     2. Review with the Company's management, internal audit and independent accountants the Company's accounting and financial reporting controls. Obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.


     3. Review with the Company's management, internal audit and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgments about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

     4. Review the scope of internal audit's work plan for the year and receive a summary report of major findings by internal auditors and how management is addressing the conditions reported.

     5. Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The committee will review annually with management the fee arrangement with the independent accountants.

     6. Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.


     7. Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q. Also receive a confirmation provided by the independent accountants at the end of each of the first three quarters of the year that they have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues.


     8. At the completion of the annual audit, review with management, internal audit and the independent accountant the following:

          o The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

          o Results on the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

          o Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management, which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.


          o Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments. If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.


     9. After preparation by management and review by internal audit and independent accountants, approve the report required under SEC rules to be included in the

Company's annual proxy statement. The charter is to be published as an appendix to the proxy statement every 3 years.

     10. Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

     11. Meet with management, internal audit and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as "material" or "serious." Typically, the independent accountants will present such recommendations to the Committee if the form of a Management Letter. The Committee should review responses of management to the Management Letter from the independent accountants and receive follow-up reports of action taken concerning the aforementioned recommendations.

     12. Recommend to the Board the selection, retention or termination of the Company's independent accountants.

     13. Review the appointment and replacement of the senior internal audit executive.

     14. Review with management, internal audit and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

     15. Generally as part of the review of the annual financial statements, all legal confirmation letters received shall be provided to the Audit Committee. In addition, an oral report(s) will be given, at least annually, by the Company's general counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

     16. As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of the NYSE, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

     17. Review with management, internal audit and the independent accountants the results of the annual audits of the Journal Communications, Inc. Investment Savings Plan (ISP), Journal Communications, Inc. Employees' Pension Plan (Pension Plan) and the Journal Communications, Inc. Employees' Welfare Benefit Master Plan and Trust (VEBA plan).

May 7, 2001



Dear Fellow Unitholder,

Enclosed you will find your proxy statement and proxy ballot. Please complete the ballot, date it, sign it and return it in the enclosed postage-paid envelope. By doing this, you appoint Doug Kiel and me to act on your behalf at the joint meeting of the stockholders of Journal Communications and the unitholders of the Journal Employees' Stock Trust Agreement (JESTA). Your proxy ballot will instruct us as to how you want us to vote on your behalf at the meeting, which is scheduled for June 5, 2001.

We will be voting to elect the directors of Journal Communications, and voting on the proposals to amend JESTA. Through letters, meetings and other communications, we have explained why the JESTA trustees strongly recommend that you vote "for" each of the amendments.

Please review the joint proxy statement. The proposals are fully explained in this joint proxy statement. If you have any questions about the proposed amendments to JESTA and how they might affect you, please call Doug, Paul Bonaiuto or me. Our direct dial phone numbers and e-mail addresses are below.

Voting your units is very important. You get one vote for each unit you own. To approve each amendment, we need a vote "for" the proposal from two-thirds of the units owned by active employees.

It is very important that you execute your proxy, sign it, date it and return it. Any unreturned proxies have the effect of votes against the proposed amendments. If you mark "abstain" after any of the proposals, that too has the effect of a vote "against" the proposed amendment.

We will announce the results of the voting on June 5, 2001 at the meeting. If the proposed amendments receive all necessary approvals, then the amendments will go into effect on that date.

As always, if you have any questions, please don't hesitate to call or e-mail us.

         Steve Smith        Doug Kiel         Paul Bonaiuto
         Chairman/CEO       President         Executive Vice President/CFO
         414-224-2425       414-223-5306      414-224-2728
         ssmith@jc.com      dkiel@jc.com      pbonaiut@jc.com

Thank you in advance for your support.

Sincerely,


/s/ Steven J. Smith

Steven J. Smith

                             EMPLOYEE-OWNERS PROXY
     JOINT MEETING OF STOCKHOLDERS OF JOURNAL COMMUNICATIONS, INC. AND UNITHOLDERS OF THE JOURNAL EMPLOYEES' STOCK TRUST - JUNE 5, 2001

   This Proxy Is Solicited on Behalf of the Journal Communications, Inc. Board of Directors and the Trustees of the Journal Employees' Stock Trust

The undersigned hereby appoints Steven J. Smith and Douglas G. Kiel, and each of them, each with full power to act without the other, and each with full power of substitution, as Proxies to vote all Units of Beneficial Interest held of record by the undersigned on April 20, 2001, at the Joint Meeting referred to above, to be held on June 5, 2001, or any adjournment thereof. The undersigned also acknowledges receipt of the Notice and Proxy Statement relating to the Joint Meeting.


This Proxy, when properly executed, will be voted in the manner the undersigned Unitholder directs below. If you sign and return this Proxy but do not specify otherwise, this Proxy will be voted FOR the election of the nominees listed in Item A, FOR Proposal B, FOR Proposal C, FOR Proposal D and FOR Proposal E. Therefore, to direct a vote FOR all Proposals, you need not mark any box. Simply sign, date and return this Proxy.

If this proxy is not returned, your Units will not be voted and this will have the effect of a vote AGAINST Proposals B through E.

A vote to ABSTAIN with respect to any of Proposals B through E has the effect of a vote AGAINST the Proposal(s).


Please be sure to sign in the box below exactly as your name appears next to the box.



        PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
              DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED


The Board of Directors and the Trustees recommend a vote FOR each of the Proposals.



A. Election of    1-Todd K. Adams            10-Cynthia L. Gault      20-Ronald G. Kurtis    [_] FOR all           [_] WITHHOLD
   directors:     2-David A. Anderson        11-Douglas T. Golner     21-Sandra J. Lloyd         nominees listed       AUTHORITY to
                  3-Paul M. Bonaiuto         12-Troy A. Hartfiel      22-David G. Meissner       to the left           vote for all
                  4-Bernadette L. Carpenter  13-Stephen O. Huhta      23-Ulice Payne, Jr.        (except as            nominees
                  5-James J. Ditter          14-Margaret M. Jones     24-Roger D. Peirce         specified below)      listed to
                  6-Robert M. Dye            15-Mark J. Keefe         25-James P. Prather                              the left
                  7-James L. Forbes          16-Douglas G. Kiel       26-Steven J. Smith
                  8-Carl D. Gardner          17-Kenneth L. Kozminski  27-Keith K. Spore
                  9-Richard J. Gasper        18-Paul E. Kritzer       28-Karen O. Trickle
                                             19-Susan M. Krotts




(Instructions: To withhold authority to vote for any indicated nominee,------> -----------------------------------------------
write the number(s) of the nominee(s) in the box provided to the right.)


                                                                               -----------------------------------------------


B. PROPOSAL TO APPROVE THE RETIREMENT DEFINITION AMENDMENT          [_] FOR    [_]  AGAINST   [_]  ABSTAIN


C. PROPOSAL TO APPROVE THE SELL-BACK AMENDMENT                      [_] FOR    [_]  AGAINST   [_]  ABSTAIN


D. PROPOSAL TO APPROVE THE TRANSFER AMENDMENT                       [_] FOR    [_]  AGAINST   [_]  ABSTAIN


E. PROPOSAL TO APPROVE THE LARGE AND UNUSUAL                        [_] FOR    [_]  AGAINST   [_]  ABSTAIN
    ADJUSTMENTS-OPTION PRICE AMENDMENT




                                                                                      Date ______________________

                                                                               ------------------------------------------------


                                                                               ------------------------------------------------
                                                                                     PLEASE SIGN YOUR NAME IN THE BOX
                                                                                     EXACTLY AS IT APPEARS TO THE LEFT